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                                  EXHIBIT 9(f)

                               Revised Schedule A
                    to the Transfer Agency Agreement between
           BB&T Mutual Funds Group and BISYS Fund Services Ohio, Inc.



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                                                       Dated: September 15, 1997


                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                    BETWEEN
                            BB&T MUTUAL FUNDS GROUP
                                      AND
                         BISYS FUND SERVICES OHIO, INC.
              (formerly known as The Winsbury Service Corporation)


   FUND PORTFOLIOS
   ---------------

U.S. Treasury Money Market Fund
Short Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Growth and Income Stock Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund
Prime Money Market Fund
South Carolina Intermediate Tax-Free Fund
Large Company Growth Fund

                                        BB&T MUTUAL FUNDS GROUP

                                        By: /s/ RICHARD B. ILLE
                                            ---------------------
                                        Title: President


                                        BISYS FUND SERVICES OHIO, INC.

                                        By:  /s/ J. DAVID HUBER
                                             --------------------
                                        Title:  President